KUTAK ROCK

                                   SUITE 2900                      ATLANTA
                             717 SEVENTEENTH STREET                KANSAS CITY
                                                                   LITTLE ROCK
                           DENVER, COLORADO 80202-3329             NEW YORK
                                                                   NEWPORT BEACH
                                  303-297-2400                     OKLAHOMA CITY
                             FACSIMILE 303-292-7799                OMAHA
                                                                   PHOENIX
                            http://www.kutakrock.com               PITTSBURGH
                                                                   WASHINGTON



                                October 27, 1998


Franchise Finance Corporation
     of America
17207 North Perimeter Drive
Scottsdale, Arizona  85255

         Re:      $150,000,000 8.25% Senior Notes due 2003

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3, File No. 333-26437, as amended (the "Registration Statement"), filed by Franchise Finance Corporation of America (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the registration of $1,000,000,000 aggregate offering price of securities. The Registration Statement was declared effective under the Securities Act of 1933, as amended, on March 25, 1998. Further, we have acted as your counsel in connection with the preparation of the Prospectus dated April 16, 1998 (the "Prospectus") and Prospectus Supplement dated October 27, 1998 (the "Prospectus Supplement") relating to the issuance of $150,000,000 8.25% Senior Notes due 2003 (the "Senior Notes"). We are familiar with the proceedings taken by the Company in connection with the authorization and registration, and in preparation for the issuance and sale, of the Senior Notes.

         For the purpose of rendering this opinion, we have examined such corporate records, certificates and other documents of the Company, and have made such investigations of law as we deemed necessary or appropriate and we are familiar with the procedures taken or proposed to be taken by the Company in connection with the issuance and sale of the Senior Notes. We have examined the Registration Statement, the Prospectus included therein and the Prospectus Supplement. Except as otherwise indicated herein, all terms defined in the Registration Statement, Prospectus and Prospectus Supplement are used herein as so defined.

         We have assumed for purposes of the opinions set forth below (a) that no stop orders relating to the Registration Statement have been issued by the SEC from the date of this opinion to the date of the issuance and sale of the Senior Notes; (b) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals; (c) the due authorization, execution and delivery of the Indenture by the Trustee; (d) the conformity to the originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such
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KUTAK ROCK

October 27, 1998
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documents;  (e) that the Senior Notes will be duly executed,  authenticated  and delivered in accordance with the provisions of the Indenture and related corporate documents; and (f) the due receipt of payment of the purchase price for the Senior Notes.

         On the basis of and subject to the foregoing, it is our opinion that the Senior Notes will, upon issuance and sale thereof in the manner referred to in the Registration Statement, Prospectus and Prospectus Supplement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and will be entitled to the benefits of the Indenture.

         This opinion is given for the sole benefit of the addressee hereof and may not be relied upon by or delivered to any other person. In addition, this opinion relates only to the matters and the transactions specifically referred to, and no other opinions should be implied therefrom.

                                                      Respectfully submitted,

                                                      /s/ Kutak Rock

                                                      Kutak Rock